SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                 QUAZON CORP.
                                 ------------
            (Exact Name of Registrant as Specified in its Charter)


          NEVADA                                   87-0570975
          -------                                  -----------
  (State or Other Jurisdiction of               (I.R.S. Employer
  Incorporation or Organization)                Identification No.)


                              135 West 900 South
                          Salt Lake City, Utah 84101
                        ---------------------------
                        (Address of Principal Offices)

                   Consultant Compensation Agreement No. 1
                   ---------------------------------------
                            Full Title of the Plan)

                              Steven D. Moulton
                           4843 South Wallace Lane
                          Salt Lake City, Utah 84117
                      ---------------------------
                   (Name and Address of Agent for Service)

                                (801) 209-0545
                                --------------
        (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
------------------------------------------------------------------------------

$0.001 par
value common      750,000          $0.01         $7,500           $ 1.88
voting stock      shares
------------------------------------------------------------------------------
          1 Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the agreed value of the services to be rendered for the common stock to be issued under the Plan.

                                    PART I

Item 1.  Plan Information.
-------------------------

     Plan.
     ----

     A copy of the Consultant Compensation Agreement No. 1 (the "Plan") is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

     Available Information.
     ---------------------

     Copies of the Plan, the Company's Registration Statement on Forms 10-SB and all amendments thereto, the Form 10-KSB Annual Report for the year ended December 31, 2000, and all Form 10-QSB Quarterly Reports and any Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

     The Registrant also undertakes to furnish, without charge, to such participants or persons purchasing any of the securities registered hereby, copies of all of such documentation. Requests should be directed to Steven D. Moulton, President, at the address and telephone number appearing on the Cover Page of this Registration Statement.

     Additional information regarding the Registrant may be reviewed at the Commission's web site: www.sec.gov in the EDGAR Archives.

                                   PART II

      Information Required in the Registration Statement
      --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

      The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

      (a) The Registrant's latest annual report on Form 10-KSB for the year ended December 31, 2000 and the Registrant's effective Registration Statement on Form 10-SB, as amended on Form 10-SB-A1;

      (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Registrant's fiscal year ended December 31, 2000;

      (c)  Not applicable.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
----------------------------------

      The Registrant is authorized to issue one class of securities, being comprised of $0.001 par value common voting stock.

      The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.  Interest of Named Experts and Counsel.
----------------------------------------------

       Robert N. Wilkinson, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, owns no common stock of the Registrant and is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

      Under the Nevada Revised Statutes a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

     It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (c) of Item 9 below.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     None; not applicable.

Item 8.  Exhibits.
-----------------

Exhibit
Number
-------

  5       Opinion regarding Legality
 23.1     Consent of Robert N. Wilkinson, Esq.
 23.2     Consent of HJ & Associates, L.L.C.

          Certified Public Accountants

 99.1     Participants' Letter
 99.2     Consultant Compensation Agreement No. 1

          Exhibit A    Counterpart Signature Page
                       of Barrett Wayne Hicken

          Exhibit A-1  Response to Participant Letter
                       of Barrett Wayne Hicken

          Exhibit B    Counterpart Signature Page
                       of Ronald Moulton

          Exhibit B-1  Response to Participant Letter
                       of Ronald Moulton

          Exhibit C    Counterpart Signature Page
                       of Lane S. Clissold

          Exhibit C-1  Response to Participant Letter
                       of Lane S. Clissold

Item 9.  Undertakings.
---------------------


Item 9.  Undertakings.
---------------------

     The undersigned Registrant hereby undertakes:

     (a)   (1)   To file, during any period in which offers or sales are
                 being  made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                 (iii) To include any additional or changed material information on the plan of distribution.

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be treated as a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah.


                                    REGISTRANT:


                                          /s/ Steven D. Moulton
Date: February 2, 2001             By:______________________________________
                                             Steven D. Moulton
                                             President and Director

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons (who constitute a majority of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.
                                          /s/ Steven D. Moulton
Date: February 2, 2001             By:______________________________________
                                             Steven D. Moulton
                                             President and Director

                                         /s/ James T. Wheeler
Date: February 2, 2001             By:______________________________________
                                             James T. Wheeler
                                             Vice President and Director


                                         /s/ Diane Nelson
Date: February 2, 2001             By:______________________________________
                                             Diane Nelson
                                             Secretary/Treasurer and Director

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ____________________________



                                   EXHIBITS

                                      TO

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                         ___________________________


                                 QUAZON CORP.

                                EXHIBIT INDEX

Exhibit
Number


  5       Opinion regarding Legality

 23.1     Consent of Robert N. Wilkinson, Esq.

 23.2     Consent of HJ & Associates, L.L.C.
          Certified Public Accountants

 99.1     Participants' Letter

 99.2     Consultant Compensation Agreement No. 1

             Exhibit A    Counterpart Signature Page
                          of Barrett Wayne Hicken

             Exhibit A-1  Response to Participant Letter
                          of Barrett Wayne Hicken

             Exhibit B    Counterpart Signature Page
                          of Ronald Moulton

             Exhibit B-1  Response to Participant Letter
                          of Ronald Moulton

             Exhibit C    Counterpart Signature Page
                          of Lane S. Clissold

             Exhibit C-1  Response to Participant Letter
                          of Lane S. Clissold

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